Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED MARCH 31, 2014

ANGLETON, TX, APRIL 24, 2014 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for its first quarter.

“Benchmark again delivered strong performance, which allowed us to exceed our earnings expectations in the first quarter,” noted Gayla J. Delly, President and CEO. “Our focus on growth opportunities in the non‐traditional market sectors, coupled with operational excellence and enhanced customer solutions, resulted in improved year‐over‐year revenue and operating margins. Our strategy is delivering results and we expect to continue to expand margins and drive additional improvements throughout the year.”

First Quarter 2014 Highlights

•         Revenue of $639 million increased 18% from Q1 2013.

•         New program bookings in Q1 2014 were $135 million to $165 million.

•         Restructuring and integration and acquisition-related costs totaled $2.1 million.

•         Thailand flood related items include insurance recoveries of $1.6 million. The recovery process with our insurance carriers is complete.

•         Cash flows provided by operating activities for Q1 2014 were approximately $61 million.

•         Cash and cash equivalents balance was $394 million at March 31, 2014.

•         Accounts receivable was $465 million at March 31, 2014; calculated days sales outstanding were 65 days compared to 67 days at December 31, 2013 and 69 days at March 31, 2013.

•         Inventory was $443 million at March 31, 2014; inventory turns were 5.3 times compared to 7.0 at December 31, 2013 and 6.3 at March 31, 2013. Inventory increased in the first quarter to support new program ramps.

•         Repurchases of common shares for the first quarter totaled $5 million or 196,000 shares.

•         Non-GAAP operating margin for the first quarter was 3.6%.

•         Income tax expense for Q1 2014 includes a $1.2 million discrete tax benefit ($0.02 per diluted share) as a result of a 2013 tax rate incentive received in China during the first quarter.

First Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the quarters ended March 31, 2014, December 31, 2013 and March 31, 2013.

	March 31,	December 31,	March 31,
	2014	2013	2013
Computers and related products for business
enterprises	20%	32%	25%
Industrial control equipment	29	26	29
Telecommunication equipment	27	24	26
Medical devices	11	10	13
Testing and instrumentation products	13	8	7
	100%	100%	100%

Second Quarter 2014 Outlook

•         Revenue between $665 and $700 million.

•         Diluted earnings per share between $0.35 and $0.40 (excluding restructuring charges and integration costs).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central Time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the internet and may be accessed by logging on to our website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. provides integrated manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment (which includes equipment for the aerospace and defense industry), testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include facilities in seven countries. Benchmark’s common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the Company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance. The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “our strategy is delivering results and we expect to continue to expand margins and drive additional improvements throughout the year”, our sales and diluted earnings per share (excluding special items) guidance for the second quarter of 2014, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Readers are advised to consult further disclosures on related subjects in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2013, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013

Income from operations (GAAP)	$22,432	$60,275	$13,993
Restructuring charges and integration
and acquisition-related costs	2,109	2,025	442
Thailand flood related items, net of insurance	(1,571)	(31,577)	-
Non-GAAP income from operations	$22,970	$30,723	$14,435

Net income (GAAP)	$19,125	$67,489	$11,487
Restructuring charges and integration and
acquisition-related costs, net of tax	1,383	1,343	399
Thailand flood related items, net of insurance and tax	(1,263)	(27,810)	-
Discrete US tax benefit	-	(17,500)	-
Non-GAAP net income	$19,245	$23,522	$11,886

Earnings per share: (GAAP)
Basic	$0.36	$1.26	$0.21
Diluted	$0.35	$1.24	$0.21

Earnings per share: (Non-GAAP)
Basic	$0.36	$0.44	$0.22
Diluted	$0.35	$0.43	$0.22

Weighted-average number of shares used
in calculating earnings per share:
Basic	53,650	53,773	54,796
Diluted	54,277	54,327	55,150

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2014	2013
Sales	$639,344	$542,444
Cost of sales	588,221	505,610
Gross profit	51,123	36,834
Selling, general and administrative expenses	28,153	22,399
Restructuring charges and integration and acquisition-related costs	2,109	442
Thailand flood related items, net of insurance	(1,571)	-
Income from operations	22,432	13,993
Interest expense	(476)	(459)
Interest income	515	414
Other income, net	26	316
Income before income taxes	22,497	14,264
Income tax expense	3,372	2,777
Net income	$19,125	$11,487

Earnings per share:
Basic	$0.36	$0.21
Diluted	$0.35	$0.21

Weighted-average number of shares used in calculating earnings per share:
Basic	53,650	54,796
Diluted	54,277	55,150

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$394,194	$345,555
Accounts receivable, net	464,999	559,763
Inventories, net	443,203	396,699
Other current assets	40,222	40,816
Total current assets	1,342,618	1,342,833
Long-term investments	9,906	9,921
Property, plant and equipment, net	187,689	185,319
Goodwill and other, net	117,678	119,298
Total assets	$1,657,891	$1,657,371

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$605	$582
Accounts payable	299,715	320,953
Accrued liabilities	75,861	76,842
Total current liabilities	376,181	398,377
Capital lease obligations, less current installments	9,366	9,521
Other long-term liabilities	23,670	22,440
Shareholders’ equity	1,248,674	1,227,033
Total liabilities and shareholders’ equity	$1,657,891	$1,657,371